[Roslyn Bancorp, Inc. Logo]



                                FOR IMMEDIATE RELEASE
                                Contact:  Mary M. Feder
                                          Vice President, Investor Relations
                                          (516) 942-6150


            ROSLYN BANCORP REPORTS 22% INCREASE IN FIRST QUARTER EPS

                 RECORD LOAN ORIGINATIONS HIGHLIGHT THE QUARTER



------------------
FIRST QUARTER 2003
 TOP LINE RESULTS
------------------

    -  QUARTERLY NET INCOME GROWTH OF 11.5% OVER THE PRIOR YEAR QUARTER
    -  RETURN ON EQUITY AND ASSETS OF 27.87% AND 1.38% CASH BASIS; 26.53%
       AND 1.31% REPORTED BASIS
    - RECORD LOAN ORIGINATIONS FOR THE QUARTER TOTALED $551.5 MILLION, UP 169.2% FROM PRIOR YEAR QUARTER
    - CONSTRUCTION, MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOAN ORIGINATIONS REACHED A RECORD $462.6 MILLION FOR THE FIRST QUARTER OF 2003
    -  NON-PERFORMING LOANS DECREASED BY 33.6% FROM YEAR-END
    - CORE DEPOSITS ON A LINKED QUARTER BASIS UP $176.5 MILLION, REPRESENTING ANNUALIZED CORE DEPOSIT GROWTH OF 27.3%
    -  THE COMPANY'S 2003-2004 DE NOVO STRATEGY TARGETS 10 TO 15 BRANCH OPENINGS
    - INDUSTRY LEADING EFFICIENCY RATIO OF 24.96% CASH BASIS; 27.38% REPORTED BASIS
    - FEES AND SERVICE CHARGE INCOME FOR THE QUARTER UP 15.4% FROM PRIOR YEAR QUARTER
    - A QUARTERLY CASH DIVIDEND INCREASE OF 20% TO $0.15 OVER PRIOR YEAR, YIELDING 3.3% AT QUARTER-END
    -  STOCK REPURCHASES OF 2.45 MILLION SHARES DURING QUARTER


--------------
 JERICHO, NY
APRIL 21, 2003
--------------


Roslyn Bancorp, Inc. (NASDAQ:RSLN), the holding company for The Roslyn Savings Bank, today reported diluted earnings per share of $0.50 for the quarter ended March 31, 2003, an increase of 22.0%, as compared with $0.41 diluted earnings per share for the comparable prior year quarter. For the first quarter of 2003, the Company produced earnings of $37.5 million, yielding a return on average equity and assets of 26.53% and 1.31%.

Commenting on the Company's quarterly financial performance, Joseph L. Mancino, President and Chief Executive Officer of Roslyn Bancorp, Inc., stated, "Roslyn's 2003 first quarter results reflect strong deposit growth and exceptional loan activity. We expect 2003 to be a year of balance sheet transitioning for Roslyn as we begin to see strong and consistent loan originations progress through our mortgage pipeline, enabling us to redeploy our cash flows from mortgage-backed securities."

"This quarter marked several strong accomplishments for Roslyn. We continued to produce industry leading returns on equity and efficiency, while significantly increasing multi-family loans and core deposits. Equally gratifying is the quality of our loan growth. We continue to be highly selective toward potential borrowers, and seek to establish and maintain relationships with the most experienced and renowned owners and developers in the rent-controlled/rent-stabilized marketplace, while emphasizing conservative credit standards. Further, Roslyn continues to decline almost 70% of loan requests due to the Bank's stringent underwriting requirements."


-------------------
  RETAIL BANKING
FRANCHISE CONTINUES
    TO EXPAND
-------------------


The Company's overall deposit growth continues to accelerate with total deposits at March 31, 2003 of $6.12 billion and core deposits of $2.76 billion. On a linked quarter basis, core deposits increased at an annualized rate of 27.3%, or $176.5 million. Core deposit increases are largely attributable to the continued success of the Bank's de novo branches, ongoing high performance checking campaign and popular money market accounts.

The 10 most recent de novo branches, opened from November 2001 through December 2002, have currently gathered an aggregate $372.4 million in deposits, with 51% of these deposits qualifying as core. Seven of these branches have reached profitability on average in 5.7 months. This is considerably quicker than the industry average, and demonstrates Roslyn's dexterity and leadership in executing a de novo branching strategy. It is worth noting that the Company improved its quarterly efficiency ratio from 30.78% for the first quarter of 2002 to an impressive 27.38% for the current quarter while aggressively pursuing this strategy. With regard to future growth, the Company is targeting 10 to 15 de novo branches slated to be opened throughout 2003 and 2004.

The following table summarizes the Company's traditional de novo branching activity since December 1998:

                                                                                                             ANNUALIZED
                                    DEPOSITS     DEPOSITS                                                     GROWTH OF
                                   ACCUMULATED  ACCUMULATED             CURRENT                NUMBER OF      BRANCHES
                PUBLIC OPENING      THROUGH      THROUGH      DOLLAR      CORE      COST OF    MONTHS TO      REACHING
 LOCATION           DATE            3/31/03      12/31/02     GROWTH   PERCENTAGE    FUNDS   PROFITABILITY  PROFITABILITY
=========================================================================================================================
                                           (In thousands)
                                ---------------------------------------------------------
Oceanside          Dec-98      $    154,540    $   146,116  $   8,424      39  %     2.56  %            4            23  %
Smithtown          Dec-98           148,463        135,867     12,596      40        2.51              12            38
Merrick            Dec-00            63,849         59,423      4,426      49        2.30               8            30
East Meadow        Dec-00            86,591         78,218      8,373      44        2.39               6            43
Forest Hills       Dec-00            77,788         70,218      7,570      30        2.78              11            44
Syosset            Nov-01            83,640         78,803      4,837      66        2.61               4            25
Astoria            Dec-01            38,466         21,317     17,149      62        2.78              13           326
Freeport           Jan-02            19,122         16,039      3,083      55        2.26               -             -
Bayridge           Mar-02            39,839         30,002      9,837      33        3.24               7           133
Throgs Neck        Mar-02            37,494         29,907      7,587      47        2.65               7           103
West Babylon       Sep-02            23,590         15,476      8,114      40        2.25               -             -
Ridgewood          Oct-02            14,640          9,487      5,153      43        2.21               -             -
Lake Success       Nov-02            32,654         16,827     15,827      41        2.21               4           381
Plainview          Nov-02            57,144         23,724     33,420      43        2.28               2           571
St. James          Dec-02            25,824            857     24,967      58        2.29               3        11,815
-------------------------------------------------------------------------------------------------------------------------
              TOTALS/AVERAGE   $    903,644    $   732,281  $ 171,363      44  %     2.52  %          6.8            95  %
=========================================================================================================================

The Company's core deposit growth for the first quarter remains consistently strong in both mature and de novo branches. The following table reflects core deposit growth since December 31, 2002 for the Company's aforementioned fifteen de novo branches and its twenty-two mature branches:

                               CORE DEPOSIT GROWTH

                             (Dollars in thousands)

                                                                      PERCENT OF DOLLAR
                       3/31/2003      12/31/2002     DOLLAR GROWTH         GROWTH
========================================================================================
Mature Branches     $  2,356,935   $  2,269,968     $       86,967               49.3 %
De Novo Branches         400,919        311,413             89,506               50.7
----------------------------------------------------------------------------------------
TOTALS              $  2,757,854   $  2,581,381     $      176,473              100.0 %
========================================================================================


Additionally, Roslyn's core deposit mix and its respective average cost of funds on a linked quarter and annual basis is reflected below:


                                                                   QUARTERLY
                                       BALANCE AT    BALANCE AT     DOLLAR     ANNUALIZED   BALANCE AT   ANNUAL DOLLAR    ANNUAL
                                       3/31/2003     12/31/2002     GROWTH      % GROWTH    3/31/2002       GROWTH       % GROWTH
                                      ---------------------------------------------------------------------------------------------
                                                                   (Dollars in thousands)
Savings and money market accounts     $ 2,206,266    $2,058,293     $ 147,973      28.8%    $ 1,415,174   $  791,092        55.9%
Interest-bearing demand deposit
  accounts                                318,894       309,724         9,170      11.8         279,256       39,638        14.2
Non-interest bearing demand deposit
  accounts                                232,694       213,364        19,330      36.2         192,309       40,385        21.0
                                      -----------    ----------     ---------               -----------   ----------
TOTAL CORE DEPOSITS                   $ 2,757,854    $2,581,381     $ 176,473      27.3     $ 1,886,739   $  871,115        46.2
                                      ===========    ==========     =========               ===========   ==========

AVERAGE COST OF FUNDS                        1.27%         1.37%                                   1.10%
                                             =====         =====                                   =====

-----------------
EXCEPTIONAL LOAN
    GROWTH
-----------------

Roslyn's  niche  in  lending  for   single-family   housing   developments   and
multi-family fundings continues to grow and provides the Company with historically safe credit quality, greater liquidity and an enhanced interest rate risk profile.

This quarter, total loan originations reached a record level of $551.5 million, up $346.6 million, or 169.2%, from the prior year quarter. The Company's multi-family, construction and commercial real estate fundings for the quarter ended March 31, 2003 totaled $462.6 million, up 246.0% from the prior year quarter.

The Company's strong multi-family and other commercial real estate origination progress is reflected in the growth of this portfolio over the past twelve months:

                                 MARCH 31,      % OF      MARCH 31,   % OF                   ANNUALIZED
                                   2003         TOTAL       2002      TOTAL    $ INCREASE    % INCREASE
                                   ----         -----       ----      -----    ----------   -----------
                                            (Dollars in thousands)

Multi-family permanent          $  731,291      38.4%    $  244,017   20.5 %    $  487,274      199.7 %
Construction and development
  (including multi-family rehab)   457,817      24.0        337,794   28.4         120,023       35.5
Commercial real estate             716,473      37.6        606,920   51.1         109,553       18.1
                                   -------      ----        -------   ----         -------
  TOTAL                         $1,905,581     100.0%    $1,188,731  100.0 %    $  716,850       60.3
                                ==========     ======    ==========  =======    ==========


Similar trends prevail on a linked quarter basis.


                                   MARCH 31,      % OF      DECEMBER 31,   % OF                   QUARTERLY    ANNUALIZED
                                     2003         TOTAL        2002        TOTAL    $ INCREASE    % INCREASE   % INCREASE
                                     ----         -----        ----        -----    ----------    ----------   ----------
                                                           (Dollars in thousands)
Multi-family permanent              $  731,291     38.4 %   $   430,798     27.7%   $   300,493       69.8%       279.2%
Construction and development
  (including multi-family rehab)       457,817     24.0         423,119     27.3         34,698        8.2         32.8
Commercial real estate                 716,473     37.6         698,720     45.0         17,753        2.5         10.0
                                       -------     ----         -------     ----         ------

  TOTAL                             $1,905,581    100.0%    $ 1,552,637    100.0%   $   352,944       22.7         90.8
                                    ==========    ======    ===========    ======   ===========


The Bank has projected 2003 annual loan originations of $1.7 billion to $2.0 billion, of which 85% is estimated to be in multi-family products. The current commercial loan pipeline is $1.78 billion, reflecting strong origination capacity for upcoming quarters.

                                                  PIPELINE
                                                   BALANCE            LOAN COUNT
                                              -----------------      -----------
                                              (Dollars in thousands)
         Multi-family - permanent             $     848,456              262
         Construction/rehab - multi-family          360,059               62
         Construction - subdivision                  98,755               24
         Construction -other                        304,774               74
         Commercial real estate                     165,446               76
                                              -------------          -----------
           TOTAL COMMERCIAL LOAN PIPELINE     $   1,777,490              498
                                              =============          -----------

Roslyn's expertise in multi-family lending extends into both construction rehabilitation and permanent financing. By offering both of these products, among others, to its customers, Roslyn serves as a full-service provider of funds, which is a distinct advantage in this market.

Additionally, Roslyn continues to be recognized as the leading provider of funds for the construction of single-family housing subdivision developments on Long Island. The Company capitalizes on its extensive knowledge of local market areas and seeks to maintain relationships with select quality builders and developers that have historically strong reputations and financial performance over many years and multiple economic cycles. This portfolio provides Roslyn with attractive spreads in excess of 300 basis points and short-duration assets, as the average life of these credits approximates 18-24 months. Asset quality for this portfolio has been pristine, as the Company has not experienced a charge-off in subdivision lending since 1995.


-----------------
STOCK REPURCHASE
    UPDATE
-----------------


During the first quarter, the Company purchased 2,453,105 shares of its common stock at an average price of $19.31 per share. For the quarter ended March 31, 2003, repurchase activity reduced weighted average shares outstanding for earnings per share purposes by approximately 1.6 million shares. As of March 31, 2003, the Company had repurchased 2.1 million of the 4.0 million shares authorized in the Company's ninth stock repurchase program. Future purchases will be made from time to time, in light of market conditions, at the discretion of management.

-------------------
   TWENTY-THIRD
   CONSECUTIVE
QUARTERLY DIVIDEND
    INCREASE
-------------------

On March 20, 2003, Roslyn paid a quarterly cash dividend of $0.15 per common share. This dividend represents a 20% increase over the prior year quarter and is the Company's twenty-third consecutive quarterly dividend increase. The dividend was paid to shareholders of record on March 10, 2003 and represents a quarter-end dividend yield of 3.3%.


                   RESULTS OF OPERATIONS FOR THE QUARTER ENDED
                                 MARCH 31, 2003

---------------------
NET INTEREST INCREASE
---------------------

For the quarter ended March 31, 2003, net interest income and net interest margin were $70.4 million and 2.60%, respectively, compared to $64.5 million and 3.03% for the prior year quarter. On a linked quarter basis, net interest income decreased approximately 5% as the net interest margin was adversely impacted by the latest Federal Reserve Board rate cut, which resulted in historically high levels of mortgage prepayments underlying the Company's mortgage-backed securities portfolio. The Company remains committed to redeploying its available cash flows into higher yielding multi-family loans and, in light of the current rate environment, the balance of its cash flows primarily into NON-MBS liquid assets that minimize extension risk and market value volatility should rates begin to rise.

Roslyn believes that its net interest margin may continue to be adversely impacted in the near-term, but will be mitigated by factors including, but not limited to, strong loan and deposit growth, continued expense control, and the downward repricing of both deposit liabilities and selected borrowings.

Detailed below, is information regarding the composition and characteristics of the Company's investment portfolio, excluding held-to-maturity securities, as of March 31, 2003:




                                                        WEIGHTED AVERAGE     WEIGHTED AVERAGE   WEIGHTED AVERAGE
     SECURITY TYPE                        AMOUNT       DURATION (IN YEARS)    LIFE (IN YEARS)       YIELD
     -------------                        ------       -------------------    --------------        -----
                                      (In thousands)
FHLMC/FNMA/GNMA CMOs                  $   5,330,786           0.86                 0.90              5.27 %
Whole loan CMOs (AAA)                       262,003           0.08                 0.09              5.62
Agency  MBS pass-throughs                   186,206           2.74                 2.93              6.96
Federal agency debentures                   305,524           0.30                 0.31              3.56
Debt securities - fixed (Inv. Grade)          6,307          17.28                18.54              7.29
Debt securities - adj. (Inv. Grade)         269,000           0.24                 0.25              3.52
Common stock                                 14,317            -                    -                 -
Preferred stock (Inv. Grade)                204,111            -                    -                6.92
Trust preferreds                            147,328            -                    -                8.91
                                      -------------
                                      $   6,725,582           0.84                 0.89              5.31
                                      =============


The appreciation in the available-for-sale portfolio totaled $23.2 million at March 31, 2003. In the current rate environment, the Company expects second quarter 2003 MBS paydowns of approximately $2.6 billion, and has completed quarter-to-date MBS sales of $525.5 million. The extremely short durations of the MBS portfolio, and the Company's ability to swiftly effectuate profitable sale transactions further protects the balance sheet against market value volatility in a rising rate environment.

Further, during the first quarter of 2003, the Company continued to experience favorable turnover in its CD portfolio, with $620.5 million in CDs maturing at a weighted average rate of 2.10%, and $851.4 million in new CDs being issued at a weighted average rate of 1.95%. Over the next 12 months, the Company expects the margin to be beneficially impacted by $1.84 billion of maturing CDs at a weighted average rate of 2.38%. The Company also expects to renew a significant number of these maturing CDs with terms of two years or less at rates ranging from 0.85% to 1.90%.

-------------------
NON-INTEREST INCOME
-------------------

Non-interest income, excluding securities gains and joint venture income, for the first quarter of 2003 totaled $6.7 million, up $732,000, or 12.4%, from the prior year quarter. Fees and service charges increased $580,000, or 15.4%, from the quarter ended March 31, 2002. These increases reflect the income generated from service charges on deposit accounts, which continue to be enhanced through Roslyn's de novo branching strategy and the success of its high performance checking campaign.

---------------
  EFFICIENCY
THROUGHOUT THE
 ORGANIZATION
---------------

Roslyn has a long history as one of the most efficient operators in the industry. For the first quarter of 2003, Roslyn's efficiency ratio was an impressive 27.38%. Additionally, since December 2000, Roslyn continued to improve efficiency by 18% while growing its branch network 54%.

General and administrative expenses for the quarter ended March 31, 2003 decreased by $2.1 million to $21.1 million as compared with $23.2 million for the quarter ended March 31, 2002. The decrease in the current period primarily reflects lower compensation and benefit costs, and reduced marketing and other operating expenses, which were partially offset by an increase in occupancy and equipment expenses. The increase in occupancy and equipment was due to de novo branch openings.

--------------
ASSET QUALITY
--------------

Non-performing assets totaled $28.5 million at March 31, 2003, down from $42.6 million, or 33.1%, at December 31, 2002. During the quarter, Roslyn completed the sale of the four properties, securing a $13.3 million commercial mortgage loan in the New York Metropolitan area. The Company fully recovered all outstanding principal under the loan, plus all capitalized costs associated therewith, and recorded income of $152,000 related to recapturing unaccrued interest during the first quarter of 2003. As a result of this sale, non-performing loans were reduced by $13.3 million. The Company's non-performing loan and asset ratios were 0.85% and 0.26% at March 31, 2003, when compared to total loans and total assets.

Included in non-performing assets at March 31, 2003 was $3.7 million of non-performing FHA/VA government guaranteed loans. Excluding these loans, the non-performing loan and asset ratios would be 0.74% and 0.23%, resulting in a non-performing loan coverage ratio of 181.79%. During the current quarter, the Bank increased its allowance for loan losses through a $500,000 provision. Management assesses the level and adequacy of the allowance for loan losses based on an evaluation of known and inherent risks in the loan portfolio and upon continuing analysis of the factors underlying the quality of the loan portfolio.

The Company's charge-off history remains pristine. Roslyn's net charge-offs for the quarter were a negligible $53,000. This translates into one basis point of the Company's average loans and is significantly better than many of its peers.

------------------
LIVE BROADCAST OF
 POST-EARNINGS
CONFERENCE CALL
------------------

As previously announced, the Company will host a conference call today at 11:00 a.m. eastern daylight time (EDT) and will broadcast that call live over the internet. At that time, the Company plans to discuss highlights of its first quarter 2003 earnings and its outlook for the remainder of 2003. The conference call can be accessed by phoning (800) 299-9086 (domestic) or (617) 786-2903 (international) and providing the passcode: 33836578. Please dial in five to ten minutes prior to the scheduled start time. A replay will be available approximately one hour after the end of the conference call, and will be archived through April 28, 2003, 12:00 a.m. (EDT). The replay can be accessed by phoning: (888) 286-8010 (domestic) or (617) 801-6888 (international) and providing the passcode: 155947. The conference call will be simultaneously webcast on the Company's web site, www.roslyn.com, and will be archived through
                                   --------------
April 28, 2003.

With assets of $10.9 billion at March 31, 2003, Roslyn is among the five largest publicly traded thrift institutions in New York. The Bank operates 37 full service branches throughout Nassau and Suffolk counties on Long Island and the New York City boroughs of Brooklyn, Queens and The Bronx. For an index of Roslyn Bancorp, Inc.'s news releases, or to obtain a specific release visit us on the worldwide web at www.roslyn.com.
                 --------------

--------------------
  FORWARD-LOOKING
  STATEMENTS AND
   RISK FACTORS
--------------------

STATEMENTS CONTAINED IN THIS NEWS RELEASE AND IN ROSLYN'S RELATED EARNINGS CONFERENCE CALL AND WEBCAST MAY BE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS
DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, AND ALL OTHER STATEMENTS THAT MAY BE MADE IN THE NEWS RELEASE AND DURING THE CONFERENCE CALL AND WEBCAST THAT ARE NOT HISTORICAL FACTS, ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS; CHANGES IN INTEREST RATES; DEPOSIT FLOWS; THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS HELD BY THE COMPANY IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; LOAN DEMAND; REAL ESTATE VALUES; COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, PRACTICES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.

THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THE PRESS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

THE COMPANY IS NOT RESPONSIBLE FOR THE PRODUCTION OR ELECTRONIC DELIVERY OF THE CONFERENCE CALL OR WEBCAST PRESENTATION RELATED THERETO AND DISCLAIMS ALL LIABILITY FOR ANY REPRESENTATIONS MADE OR TERMS OR CONDITIONS IMPOSED BY THE CONFERENCE CALL OR WEBCAST PROVIDERS. PARTICIPANTS ARE CAUTIONED TO IDENTIFY THE SOURCE OF ALL INFORMATION PRESENTED IN CONNECTION WITH THE CONFERENCE CALL AND WEBCAST AND TO CONFIRM THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION.



                               (Tables to Follow)


                                                      ROSLYN BANCORP, INC.
                                         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                          (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                    ASSETS                                                            MARCH 31,     DECEMBER 31,       MARCH 31,
                    ------                                                              2003            2002             2002
===================================================================================================================================
Cash and cash equivalents:
  Cash and cash items                                                              $     11,507    $      13,249     $      9,490
  Due from banks                                                                         62,801           55,740           58,999
-----------------------------------------------------------------------------------------------------------------------------------
     Total cash and cash equivalents                                                     74,308           68,989           68,489
Money market investments                                                                 80,700          102,000           53,700
Securities:
  Debt securities held-to-maturity, net (fair value of $384,508 and $377,393 at
     March 31, 2003 and December 31, 2002, respectively)                                381,345          374,763                -
  Debt and equity securities available-for-sale, net                                    946,587        1,520,187        1,134,443
  Mortgage-backed and mortgage related securities available-for-sale, net             5,778,995        5,418,706        4,295,110
-----------------------------------------------------------------------------------------------------------------------------------
     Total securities                                                                 7,106,927        7,313,656        5,429,553
Federal Home Loan Bank of New York stock, at cost                                        83,290           97,040           97,390
Loans held-for-sale                                                                      10,693           11,636            5,545
Loans receivable held for investment, net:
  Real estate loans, net                                                              2,970,598        2,853,275        3,206,080
  Consumer and other loans, net                                                         286,260          303,411          296,025
-----------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable held for investment, net                                  3,256,858        3,156,686        3,502,105
  Allowance for loan losses                                                             (43,868)         (43,421)         (41,282)
-----------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable held for investment, net of allowance for loan losses     3,212,990        3,113,265        3,460,823
Banking house and equipment, net                                                         39,619           39,558           33,936
Accrued interest receivable                                                              56,590           58,268           57,667
Deferred tax asset, net                                                                  12,761           19,524           45,267
Intangible assets                                                                           829              860              955
Other assets                                                                            202,799          195,423          191,829
-----------------------------------------------------------------------------------------------------------------------------------
     Total assets                                                                  $ 10,881,506    $  11,020,219     $  9,445,154
===================================================================================================================================
                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        ------------------------------------
Liabilities:
  Deposits:
     Savings accounts                                                              $  1,274,033    $   1,194,836     $    964,961
     Certificates of deposit                                                          3,360,385        3,129,469        2,900,288
     Money market accounts                                                              932,233          863,457          450,213
     Interest-bearing demand deposit accounts                                           318,894          309,724          279,256
     Demand deposit accounts                                                            232,694          213,364          192,309
-----------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                 6,118,239        5,710,850        4,787,027
  Official checks outstanding                                                            37,923           38,350           23,065
  Borrowed funds:
     Reverse-repurchase agreements                                                    2,410,299        2,948,587        2,150,598
     Senior notes                                                                       189,771          189,759           75,000
     Other borrowings                                                                 1,380,800        1,380,801        1,662,805
  Accrued interest payable and dividends                                                 30,598           28,067           31,999
  Mortgagors' escrow and security deposits                                               32,545           24,296           41,272
  Accrued taxes payable                                                                  26,796           18,946           28,798
  Accrued expenses and other liabilities                                                 43,024           41,049           35,156
-----------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                               10,269,995       10,380,705        8,835,720
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed preferred beneficial interest in junior subordinated debentures               63,000           63,000           63,000

Stockholders' equity:
  Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued                 -                -                -
  Common stock, $0.01 par value, 200,000,000 shares authorized; 118,811,472 shares issued; 78,299,818,  80,752,923 and 85,153,797 shares outstanding at March 31, 2003,
    December 31, 2002 and March 31, 2002, respectively                                    1,188            1,188            1,188
  Additional paid-in-capital                                                            509,426          509,053          507,804
  Retained earnings - partially restricted                                              704,925          682,853          611,808
  Net unrealized gain (loss) on securities available-for-sale, net of tax                13,605            4,047          (33,516)
  Unallocated common stock held by Employee Stock Ownership Plan                        (42,596)         (43,044)         (44,389)
  Unearned common stock held by Stock-Based Incentive Plan                              (16,648)          (3,575)          (7,141)
  Common stock held by Supplemental Executive Retirement Plan, at cost                   (5,997)          (5,997)          (4,535)
  Treasury stock, at cost                                                              (615,392)        (568,011)        (484,785)
-----------------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                                                       548,511          576,514          546,434
-----------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                                  $ 10,881,506    $  11,020,219     $  9,445,154
===================================================================================================================================



                                              ROSLYN BANCORP, INC.
                                        CONSOLIDATED STATEMENTS OF INCOME
                                                   (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  FOR THE THREE MONTHS ENDED
                                                         -------------------------------------------------------------------------
                                                            MARCH 31,     DEC. 31,      SEPT. 30,       JUNE 30,       MARCH 31,
                                                              2003          2002          2002           2002            2002
==================================================================================================================================
INTEREST INCOME:
    Money market investments                               $      185    $      213    $      326     $       342    $     455
    Debt and equity securities                                 24,351        28,093        22,696          23,669       23,283
    Mortgage-backed and mortgage related securities            75,559        74,736        73,045          68,389       55,379
    Real estate loans                                          47,510        50,006        53,048          54,812       57,451
    Consumer and other loans                                    3,343         3,647         4,035           4,301        4,364
----------------------------------------------------------------------------------------------------------------------------------
       Total interest income                                  150,948       156,695       153,150         151,513      140,932
----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
    Deposits                                                   33,143        33,169        33,802          32,797       31,182
    Borrowed funds                                             47,356        49,226        50,076          48,713       45,251
----------------------------------------------------------------------------------------------------------------------------------
       Total interest expense                                  80,499        82,395        83,878          81,510       76,433
----------------------------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses           70,449        74,300        69,272          70,003       64,499
Provision for loan losses                                         500           750           750             750          750
----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses            69,949        73,550        68,522          69,253       63,749
----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
    Fees and service charges                                    4,347         4,460         4,167           4,497        3,767
    Net gains on securities                                     3,484        10,140            52              15           50
    Joint venture income                                          (80)        3,636         3,661           5,234        4,963
    Other non-interest income                                   2,304         2,305         2,309           2,297        2,152
----------------------------------------------------------------------------------------------------------------------------------
       Total non-interest income                               10,055        20,541        10,189          12,043       10,932
----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
    General and administrative expenses:
       Compensation and employee benefits                      12,188        13,678        13,669          13,927       13,852
       Occupancy and equipment                                  3,827         3,586         3,280           3,193        3,169
       Deposit insurance premiums                                 236           235           225             209          212
       Advertising and promotion                                  640           984           983             744          997
       Other non-interest expenses                              4,197         5,013         3,710           5,111        4,971
----------------------------------------------------------------------------------------------------------------------------------
         Total general and administrative expenses             21,088        23,496        21,867          23,184        23,201
    Amortization of intangible assets                              31            31            32              32           31
    Real estate operations, net                                    59            10             8              (9)         (74)
    Capital trust securities                                      851           870           954             943          124
    Prepayment penalties on debt extinguishments                1,502         7,331             -               -            -
----------------------------------------------------------------------------------------------------------------------------------
       Total non-interest expense                              23,531        31,738        22,861          24,150       23,282
----------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                       56,473        62,353        55,850          57,146       51,399
Provision for income taxes                                     19,015        22,264        19,858          20,405       17,815
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                 $   37,458    $   40,089    $   35,992     $    36,741    $  33,584
==================================================================================================================================

BASIC EARNINGS PER COMMON SHARE                            $     0.50    $     0.52    $     0.46     $      0.46    $    0.42
----------------------------------------------------------------------------------------------------------------------------------
  DILUTED EARNINGS PER COMMON SHARE                        $     0.50    $     0.51    $     0.45     $      0.45    $    0.41
==================================================================================================================================



                              ROSLYN BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)


                                                                                AT OR FOR THE THREE MONTHS ENDED
                                                              ---------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS:                                  MARCH 31,       DEC. 31,      SEPT. 30,       JUNE 30,      MARCH 31,
                                                                2003           2002           2002           2002           2002
====================================================================================================================================
 Return on average assets                                         1.31   %      1.44   %        1.42   %      1.52    %       1.50 %
 Return on average stockholders' equity                          26.53          26.84          24.13          26.03          23.88
 Net interest rate spread                                         2.40           2.59           2.63           2.77           2.73
 Net interest margin                                              2.56           2.77           2.85           3.00           2.97
 General and administrative expenses to average assets            0.74           0.84           0.86           0.96           1.03
 Net interest income to general and administrative expenses     334.07         316.22         316.79         301.95         278.00
 Efficiency ratio                                                27.38          27.74          27.54          28.26          30.78

NON-GAAP MEASURES (1):
 Return on average stockholders' equity
    (excluding SFAS No. 115) (2)                                 27.14   %      27.31   %      24.62   %      25.77    %     23.37 %
 Net interest rate spread (3)                                     2.41           2.59           2.63           2.77           2.74
 Net interest margin (3)                                          2.60           2.81           2.89           3.04           3.03


                                                              MARCH 31,       DEC. 31,      SEPT. 30,       JUNE 30,      MARCH 31,
END-OF-PERIOD CAPITALIZATION AND SHARE DATA:                    2003           2002           2002           2002           2002
====================================================================================================================================

 Equity to assets                                                 5.04   %       5.23   %       5.72   %       5.78   %       5.79 %
 Tangible equity to tangible assets                               5.03           5.22           5.71           5.77           5.78
 Book value per share                                     $       7.01    $      7.14    $      7.37    $      6.83      $    6.42
 Tangible book value per share                                    6.99           7.13           7.36           6.82           6.41

 Average number of shares outstanding for:
    Basic earnings per share computations                   74,417,324     77,375,397     78,816,238     79,227,551     80,718,120
    Diluted earnings per share computations                 75,479,677     78,272,212     80,522,763     81,336,851     82,482,220
    Treasury stock repurchases                               2,453,105      2,729,775        201,500      1,469,599      1,962,600
    Treasury stock share balance                            40,511,654     38,058,549     35,328,774     35,127,274     33,657,675

 Diluted shares at March 31, 2003                           74,742,947


(1) Such presentation is not in conformity with generally accepted accounting principles in the United States of America
    (GAAP), however, such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.
(2) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.
(3) The calculation of these ratios includes the Bank Owned Life Insurance (BOLI) asset as an "other interest-earning asset"
    and the income related thereto as "interest income." The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."


                                              ROSLYN BANCORP, INC.
                                             AVERAGE BALANCE SHEETS
                                                  (UNAUDITED)

                                                                              FOR THE THREE MONTHS ENDED
                                               ------------------------------------------------------------------------------------
                                                             MARCH 31, 2003                              DECEMBER 31, 2002
                                               ------------------------------------------    --------------------------------------
                                                                                AVERAGE                                     AVERAGE
                                                 AVERAGE                        YIELD/         AVERAGE                       YIELD/
                                                 BALANCE        INTEREST         COST          BALANCE        INTEREST        COST
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (Dollars in thousands)
ASSETS:
Interest-earning assets:
  Money market investments                   $        64,082  $       185        1.15  %     $     65,100    $      213      1.31  %
  Debt and equity securities, net                  1,785,107       24,351        5.46           1,852,429        28,093      6.07
  Mortgage-backed and mortgage related
    securities, net                                5,974,989       75,559        5.06           5,594,039        74,736      5.34
  Real estate loans, net                           2,900,442       47,510        6.55           2,902,207        50,006      6.89
  Consumer and other loans, net                      293,380        3,343        4.56             300,015         3,647      4.86
  Other interest-earning assets (1)                  120,557        1,813        6.02             118,744         1,812      6.10
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-earning assets              11,138,557      152,761        5.49          10,832,534       158,507      5.85
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-earning assets (1)                      296,364                                      298,441
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                 $    11,434,921                                 $ 11,130,975
====================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Money market accounts                      $       900,399        4,860        2.16        $    808,731         4,945      2.45
  Savings accounts                                 1,253,720        3,283        1.05           1,178,312         3,223      1.09
  Super NOW and NOW accounts                         303,315          349        0.46             297,031           376      0.51
  Certificates of deposit                          3,281,667       24,651        3.00           3,052,753        24,625      3.23
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-bearing deposits             5,739,101       33,143        2.31           5,336,827        33,169      2.49
  Borrowed funds                                   4,724,719       47,356        4.01           4,786,496        49,226      4.11
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-bearing liabilities         10,463,820       80,499        3.08          10,123,323        82,395      3.26
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-bearing liabilities                     406,336                                      410,287
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                 10,870,156                                   10,533,610
Stockholders' equity                                 564,765                                      597,365
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $    11,434,921                                 $ 11,130,975
====================================================================================================================================
Net interest income/interest rate spread (2)                  $    72,262        2.41  %                     $   76,112      2.59  %
====================================================================================================================================
Net interest margin (2)                                                          2.60  %                                     2.81  %
====================================================================================================================================
Ratio of interest-earning assets to
  interest-bearing liabilities (2)                                             106.45  %                                   107.01  %
====================================================================================================================================

(1) Includes the Bank Owned Life Insurance (BOLI) asset and the income related thereto. The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."

(2) The calculation of these ratios includes the Bank Owned Life Insurance (BOLI) asset and the income related thereto.
    Such presentation is not in conformity with GAAP, however such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

On a GAAP basis, the net interest rate spread, net interest margin and the ratio of interest-earning assets to interest-bearing liabilities would be as follows:

                                                FOR THE THREE MONTHS ENDED
                                           -----------------------------------
                                             MARCH 31, 2003    DEC. 31, 2002
================================================================================
                                                 (Dollars in thousands)
Net interest rate spread                          2.40   %         2.59   %
Net interest margin                               2.56             2.77
Ratio of interest-earning assets to
  interest-bearing liabilities                  105.30           105.83
Average balance of BOLI                   $    120,557      $   118,744
Income related to BOLI                           1,813            1,812

                              ROSLYN BANCORP, INC.
                    CASH EARNINGS, RATIOS AND RECONCILIATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Although reported earnings and return on equity are traditional measures of a company's performance, management believes that the growth in tangible equity, or "cash earnings," is also a significant measure of a company's performance. Cash earnings represent the amount by which tangible equity changes each period due to operating results. These items have either been previously charged to equity, as in the case of ESOP and SBIP charges through contra-equity accounts, or do not affect tangible equity, such as the market appreciation of allocated ESOP shares, for which the operating charge is offset by a credit to additional paid-in-capital, and intangible asset amortization for which the related intangible asset has already been deducted in the calculation of tangible equity. Management also believes that cash earnings and cash returns on average stockholders' equity and average assets reflect the Company's ability to generate tangible capital that can be leveraged for future growth and is a critical measure of the Company's ability to repurchase stock, pay dividends and support greater asset and franchise growth. Cash earnings and cash returns on average stockholders' equity and average assets are non- GAAP measures which the Company believes are useful to investors in order to gain an understanding of the trends and the results of operations for the Company's core business. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.


                                                                              FOR THE THREE MONTHS ENDED
                                                  --------------------------------------------------------------------------------
                                                                   MARCH 31,    DEC. 31,     SEPT. 30,     JUNE 30,    MARCH 31,
SELECTED CASH-BASED PERFORMANCE RATIOS:                              2003         2002         2002         2002         2002
==================================================================================================================================
Return on average assets                                              1.38   %     1.50   %     1.50   %        1.64  %    1.62  %
Return on average stockholders' equity                               27.87        27.88        25.42           28.14      25.95
Return on average stockholders' equity
  (excluding SFAS No. 115) (1)                                       28.51        28.36        25.95           27.86      25.39
General and administrative expenses to average assets                 0.67         0.79         0.79            0.84       0.90
Net interest income to general and administrative expenses          366.46       337.96       347.04          345.80     317.39
Efficiency ratio                                                     24.96        25.96        25.14           24.68      26.96


                     QUANTITATIVE CASH-BASED RECONCILIATIONS

                                                                              FOR THE THREE MONTHS ENDED
                                                  --------------------------------------------------------------------------------
                                                                   MARCH 31,    DEC. 31,     SEPT. 30,     JUNE 30,    MARCH 31,
                                                                     2003        2002          2002         2002        2002
==================================================================================================================================
Net income on a GAAP basis                                     $   37,458     $   40,089    $   35,992   $   36,741   $   33,584
Add:
    Employee stock plans amortization expense                       1,864          1,511         1,906        2,940        2,879
    Amortization of intangible assets                                  31             31            32           32           31
----------------------------------------------------------------------------------------------------------------------------------
Cash earnings                                                  $   39,353     $   41,631    $   37,930   $   39,713   $   36,494
==================================================================================================================================
Basic cash earnings per common share                           $     0.53     $     0.54    $     0.48   $     0.50   $     0.45
==================================================================================================================================
Diluted cash earnings per common share                         $     0.52     $     0.53    $     0.47   $     0.49   $     0.44
==================================================================================================================================

                                                                              FOR THE THREE MONTHS ENDED
                                                  --------------------------------------------------------------------------------
                                                                   MARCH 31,    DEC. 31,     SEPT. 30,     JUNE 30,    MARCH 31,
                                                                     2003        2002          2002         2002         2002
==================================================================================================================================

General and administrative expenses on a GAAP basis            $   21,088     $   23,496    $   21,867   $   23,184   $   23,201
Less:
    Employee stock plans amortization expense                       1,864          1,511         1,906        2,940        2,879
----------------------------------------------------------------------------------------------------------------------------------
General and administrative expenses on a cash basis            $   19,224     $   21,985    $   19,961   $   20,244   $   20,322
==================================================================================================================================

(1) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.


                                                ROSLYN BANCORP, INC.
                                            LOAN PORTFOLIO COMPOSITION
                                                   (UNAUDITED)
                                                 (IN THOUSANDS)

                                                        AT              AT            AT             AT              AT
                                                     MARCH 31,       DEC. 31,      SEPT. 30,       JUNE 30,       MARCH 31,
                                                       2003           2002           2002           2002            2002
==============================================================================================================================
TOTAL LOANS RECEIVABLE, NET:
  One- to four-family                          $    1,066,317     $   1,300,575  $  1,586,421   $  1,805,250     $  2,009,123
  Multi-family permanent                              731,291           430,798       359,381        289,432          244,017
  Commercial real estate                              716,473           698,720       652,791        598,429          606,920
  Construction and development                        457,817           423,119       433,375        402,458          337,794
  Home equity and second mortgage                     184,091           192,780       196,244        190,104          182,580
  Consumer and other                                  100,446           106,323        94,199         84,855           81,107
  Automobile leases                                       480             3,189         8,165         20,292           31,340
  Net deferred loan origination costs                  10,636            12,818        13,526         14,613           14,769
------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable, net               $    3,267,551     $   3,168,322  $  3,344,102   $  3,405,433        3,507,650
==============================================================================================================================

                                                  LOAN ACTIVITY
                                                   (UNAUDITED)
                                                 (IN THOUSANDS)

                                                                             FOR THE THREE MONTHS ENDED
                                                   ---------------------------------------------------------------------------
                                                     MARCH 31,       DEC. 31,      SEPT. 30,       JUNE 30,       MARCH 31,
                                                       2003            2002          2002            2002           2002
==============================================================================================================================
ORIGINATIONS:
  One- to four-family                              $     64,336   $     53,681      $   34,524    $    30,083   $     29,052
  Multi-family permanent                                312,837        101,064          77,730         35,546         52,940
  Commercial real estate                                 34,939         58,747          49,628         24,632         16,189
  Construction and development:
     One- to four-family                                 21,612         32,816          34,385         30,508         33,027
     Multi-family                                        58,998         38,392          38,238         40,964         23,553
     Commercial                                          34,188          9,114           6,333         19,384          7,995
  Home equity and second mortgage                        14,843         19,978          22,247         26,541         25,883
  Consumer and other                                      9,702         24,392          17,866          9,303         16,243
------------------------------------------------------------------------------------------------------------------------------
     Total loans originated                             551,455        338,184         280,951        216,961        204,882
------------------------------------------------------------------------------------------------------------------------------
SALES AND PRINCIPAL REDUCTIONS:
  Sales                                                  62,079         49,483          32,262         31,284         33,675
  Principal reductions                                  387,965        463,773         308,933        287,738        369,605
------------------------------------------------------------------------------------------------------------------------------
     Total sales and principal reductions               450,044        513,256         341,195        319,022        403,280
------------------------------------------------------------------------------------------------------------------------------
     Increase (decrease) before net deferred items $    101,411   $   (175,072)     $  (60,244)   $  (102,061)  $  (198,398)
==============================================================================================================================




                                      ROSLYN BANCORP, INC.
                       NON-PERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES
                                           (UNAUDITED)

                                                          AT              AT             AT             AT               AT
                                                       MARCH 31,       DEC. 31,       SEPT. 30,       JUNE 30,        MARCH 31,
                                                         2003            2002           2002           2002             2002
=================================================================================================================================
                                                                                   (In thousands)
NON-PERFORMING ASSETS:
  One- to four-family                               $      4,492     $    5,110     $     5,371       $   6,402     $    7,059
  Commercial real estate                                  19,265         32,894          33,658          33,737         33,248
  Multi-family                                                 -              -               -               -              -
  Home equity                                                280            223             279             224            191
  Consumer                                                    94             41              57              76             75
---------------------------------------------------------------------------------------------------------------------------------
     Total non-accrual loans                              24,131         38,268          39,365          40,439         40,573
  Loans past due 90 days or more and still
     accruing (government guaranteed loans)                3,650          3,597           4,533           4,079          5,262
---------------------------------------------------------------------------------------------------------------------------------
     Total non-performing loans                           27,781         41,865          43,898          44,518         45,835
  Real estate owned, net                                     706            717             622             808            449
---------------------------------------------------------------------------------------------------------------------------------
     Total non-performing assets                          28,487         42,582          44,520          45,326         46,284
  Less government guaranteed loans                        (3,650)        (3,597)         (4,533)         (4,079)        (5,262)
---------------------------------------------------------------------------------------------------------------------------------
     Adjusted non-performing assets                 $     24,837     $   38,985     $    39,987          41,247         41,022
=================================================================================================================================

ASSET QUALITY RATIOS:
  Non-performing assets as a percent of total assets        0.26  %        0.39  %         0.41     %      0.46   %       0.49  %
  Non-performing loans as a percent of total loans          0.85           1.33            1.32            1.31           1.31
  Allowance for loan losses as a percent of total           1.35           1.38            1.28            1.24           1.18
    loans
  Allowance for loan losses as a percent of total
    non-performing loans                                  157.91         103.72           97.29           94.39          90.07

ASSET QUALITY RATIOS, EXCLUDING GUARANTEED LOANS:
  Non-performing assets as a percent of total assets        0.23  %        0.35  %         0.37     %      0.42  %        0.43  %
  Non-performing loans as a percent of total loans          0.74           1.21            1.18            1.19           1.16
  Allowance for loan losses as a percent of total
    non-performing loans                                  181.79         113.47          108.50          103.91         101.75


                                                                              FOR THE THREE MONTHS ENDED
                                                   --------------------------------------------------------------------------------
                                                       MARCH 31,       DEC. 31,       SEPT. 30,       JUNE 30,        MARCH 31,
                                                         2003            2002           2002           2002             2002
===================================================================================================================================
ALLOWANCE FOR LOAN LOSSES:                                                              (In thousands)
  Balance at beginning of period                    $     43,421     $   42,710     $    42,019       $  41,282     $   40,634
  Provision for loan losses                                  500            750             750             750            750
  Charge-offs:
     One- to four-family                                       -              -               -               -              6
     Commercial real estate                                    -              -               -               -              -
     Consumer                                                 76             53              68              45            105
---------------------------------------------------------------------------------------------------------------------------------
        Total charge-offs                                     76             53              68              45            111
---------------------------------------------------------------------------------------------------------------------------------
  Recoveries:
     One- to four-family                                       -              -               -               -              -
     Commercial real estate                                    -              -               -               -              -
     Consumer                                                 23             14               9              32              9
---------------------------------------------------------------------------------------------------------------------------------
       Total recoveries                                       23             14               9              32              9
---------------------------------------------------------------------------------------------------------------------------------
  Net charge-offs                                            (53)           (39)            (59)            (13)          (102)
---------------------------------------------------------------------------------------------------------------------------------
  Balance at end-of-period                          $     43,868     $   43,421     $    42,710        $ 42,019     $   41,282
===================================================================================================================================
  Ratio of net charge-offs to average loans                 0.01  %        0.00  %         0.01 %          0.00  %        0.01 %



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